Exhibit 99.1

FOR IMMEDIATE RELEASE

January 25, 2018

Columbia Banking System Announces Fourth Quarter and Full Year 2017 Results
and Quarterly Cash Dividend

Highlights

•	Fourth quarter net income of $15.7 million; diluted earnings per share of $0.23, which included $0.31 per share negative impact from deferred tax asset re-measurement and acquisition-related expenses

•	Record full year 2017 net income of $112.8 million; diluted earnings per share of $1.86

•	QTD net interest margin of 4.20%, unchanged from linked quarter and up 9 basis points from prior year period

•	Loan production for the quarter of $377.7 million and full year production of $1.20 billion

•	Completed merger with Pacific Continental Corporation

TACOMA, Washington, January 25, 2018 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s fourth quarter 2017 earnings, “2017 was a year of tremendous change for our organization. I’m proud of our bankers for the resiliency they showed while maintaining a client centric focus during our executive succession activities. With the completion of our merger with Pacific Continental Corporation, we are excited to welcome a new group of talented bankers and an exceptional customer base to Columbia.” Mr. Robbins continued, “While competitive pressures dampened loan growth, we had another solid year of production as our bankers grew relationships on both sides of the balance sheet. Our full year record earnings were helped, in part, by rising interest rates as evidenced by the 26 basis point expansion in our operating net interest margin during the year.”

Significant Influences on the Quarter Ended December 31, 2017
Pacific Continental Acquisition
On November 1, 2017, we completed our acquisition of Pacific Continental Corporation. The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

	November 1, 2017
	(in thousands)
Merger consideration		$637,103
Identifiable net assets acquired, at fair value
Assets acquired
Cash and cash equivalents	$81,190
Investment securities	449,291
Federal Home Loan Bank stock	7,084
Loans	1,873,987
Interest receivable	7,827
Premises and equipment	27,343
Other real estate owned	10,279
Core deposit intangible	46,875
Other assets	50,638
Total assets acquired		2,554,514
Liabilities assumed
Deposits	(2,118,982)
Federal Home Loan Bank advances	(101,127)
Subordinated debentures	(35,678)
Junior subordinated debentures	(14,434)
Securities sold under agreements to repurchase	(1,617)
Other liabilities	(28,653)
Total liabilities assumed		(2,300,491)
Total identifiable net assets acquired, at fair value		254,023
Goodwill		$383,080
In addition to the balance sheet impacts shown above, our reported net income for the current quarter was negatively impacted by $13.6 million in acquisition-related expenses stemming from the Pacific Continental transaction. Those charges impacted diluted earnings per share by approximately $0.13.

Income Taxes
On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law. Beginning in 2018, the Tax Cuts and Jobs Act reduces the federal tax rate for corporations from 35% to 21% and changes or limits certain deductions. As a result of the lower corporate tax rate, during the current quarter, we recorded a re-measurement charge of $12.2 million to reduce our deferred tax assets. This adjustment increased provision for income taxes and negatively impacted diluted earnings per share by approximately $0.18.
Our effective tax rate for the current quarter was 61.5%, compared to 31.0% and 28.6% for the linked and prior year periods, respectively. The increase in the effective tax rate during the quarter resulted from the re-measurement of deferred tax assets.
The effective tax rate for 2017 was 36.6%, compared to 30.0% in 2016. The increase in 2017 was, again, related to the re-measurement of deferred tax assets. For 2018, we expect our effective tax rate to be approximately 19%.
Balance Sheet
Total assets at December 31, 2017 were $12.72 billion, an increase of $2.90 billion from September 30, 2017. Loans were $8.36 billion, up $1.85 billion from September 30, 2017 due to the acquisition of Pacific Continental as well as strong loan originations of $377.7 million. Securities available for sale were $2.74 billion at December 31, 2017, an increase of $535.0 million, or 24% from $2.21 billion at September 30, 2017, again, primarily due to the Pacific Continental acquisition. Total deposits at December 31, 2017 were $10.53 billion, an increase of $2.19 billion from September 30, 2017 primarily due to the acquisition of Pacific Continental. Core deposits comprised 95% of total deposits and were $10.04 billion at December 31, 2017, an increase of $2.04 billion from September 30, 2017. The average cost of total deposits for the quarter was 0.08%, an increase of 3 basis points from the third quarter of 2017.

Income Statement
Net Interest Income
Net interest income for the fourth quarter of 2017 was $106.2 million, an increase of $17.3 million from the linked period and an increase of $20.5 million from the prior year period. The increase from both the linked and prior year periods was primarily due to income from earning assets acquired in the Pacific Continental transaction. The increase from the prior year period was partially offset by $1.5 million lower incremental accretion income from purchased loans. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $23.6 million for the fourth quarter of 2017, a decrease of $13.5 million from the third quarter of 2017. The linked quarter decrease was principally due to the $14.0 million gain on the sale of the merchant card services portfolio recorded in the third quarter. Compared to the fourth quarter of 2016, noninterest income increased by $1.3 million principally due to a current quarter BOLI benefit of $1.2 million recognized in other noninterest income.
Noninterest Expense
Total noninterest expense for the fourth quarter of 2017 was $85.6 million, an increase of $18.1 million from the third quarter of 2017. The increase was primarily due to $13.6 million of acquisition-related expenses recorded in the current quarter compared to $1.2 million of such expenses in the linked quarter. The remaining increase was from additional, ongoing expenses resulting from the Pacific Continental acquisition. Compared to the fourth quarter of 2016, noninterest expense increased $20.6 million. This increase was also driven by higher acquisition-related expenses in the current quarter as well as additional, ongoing expenses resulting from the recent acquisition.
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the fourth quarter of 2017 was 4.20%, unchanged from the linked quarter and an increase of 9 basis points from the prior year period. The increase from the prior year quarter was due to higher yield on loans as well as higher loan volumes, partially offset by lower incremental accretion. Columbia’s operating net interest margin(tax equivalent)(1) was 4.25% for the fourth quarter of 2017, an increase of 10 basis points from the linked quarter and an increase of 26 basis points from the prior year period due to higher loan yields and volumes.

The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$265	$972	$753	$2,117	$1,199	$4,107	$5,972
Other acquired loans	2,482	1,903	2,356	1,948	3,087	8,689	11,983
Incremental accretion income	$2,747	$2,875	$3,109	$4,065	$4,286	$12,796	$17,955

Net interest margin (tax equivalent)	4.20%	4.20%	4.12%	4.20%	4.11%	4.18%	4.12%
Operating net interest margin (tax equivalent) (1)	4.25%	4.15%	4.09%	4.09%	3.99%	4.15%	4.01%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
Asset Quality
At December 31, 2017, nonperforming assets to total assets were 0.63% compared to 0.45% at September 30, 2017 and 0.35% at December 31, 2016. Total nonperforming assets increased $35.5 million from the linked quarter due to a $19.1 million increase attributable to the Pacific Continental acquisition with the remaining $16.4 million increase from non-acquired nonperforming assets.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands)
Nonaccrual loans:
Commercial business	$45,460	$25,213	$11,555
Real estate:
One-to-four family residential	785	816	568
Commercial and multifamily residential	13,941	9,143	11,187
Total real estate	14,726	9,959	11,755
Real estate construction:
One-to-four family residential	1,854	239	563
Total real estate construction	1,854	239	563
Consumer	4,149	4,906	3,883
Total nonaccrual loans	66,189	40,317	27,756
Other real estate owned and other personal property owned	13,298	3,682	5,998
Total nonperforming assets	$79,487	$43,999	$33,754

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)
Beginning balance	$71,616	$72,984	$70,264	$70,043	$68,172
Charge-offs:
Commercial business	(1,524)	(1,362)	(1,195)	(7,613)	(10,068)
One-to-four family residential real estate	—	—	—	(460)	(35)
Commercial and multifamily residential real estate	(287)	—	(63)	(287)	(89)
One-to-four family residential real estate construction	—	—	(88)	(14)	(88)
Consumer	(318)	(263)	(255)	(1,474)	(1,238)
Purchased credit impaired	(1,440)	(1,633)	(2,118)	(6,812)	(9,944)
Total charge-offs	(3,569)	(3,258)	(3,719)	(16,660)	(21,462)
Recoveries:
Commercial business	839	688	377	4,836	2,646
One-to-four family residential real estate	188	40	29	568	171
Commercial and multifamily residential real estate	412	58	1,182	675	1,401
One-to-four family residential real estate construction	71	20	11	178	291
Commercial and multifamily residential real estate construction	1	—	—	1	109
Consumer	311	343	168	1,187	933
Purchased credit impaired	2,450	1,389	1,713	6,187	7,004
Total recoveries	4,272	2,538	3,480	13,632	12,555
Net recoveries (charge-offs)	703	(720)	(239)	(3,028)	(8,907)
Provision (recapture) for loan and lease losses	3,327	(648)	18	8,631	10,778
Ending balance	$75,646	$71,616	$70,043	$75,646	$70,043
The allowance for loan losses to period end loans was 0.91% at December 31, 2017 compared to 1.10% at September 30, 2017. For the fourth quarter of 2017, Columbia recorded a net provision for loan and lease losses of $3.3 million compared to a net provision recovery of $648 thousand for the linked quarter and a net provision of $18 thousand for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $4.8 million of provision for loan losses for loans, excluding PCI loans (inclusive of a $1.9 million provision related to Pacific Continental), and a provision recovery of $1.5 million for PCI loans.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “Our nonperforming assets ratio ticked-up to sixty three basis points at year-end 2017. The increase was situational rather than a shift in the portfolio and was primarily driven by one specific credit downgrade along with the addition of Pacific Continental’s activity, which accounted for 15 basis points of the total.”

Organizational Update
Mr. Robbins commented, “We are honored to again be recognized by Forbes in its annual list of America’s Best Banks. For 2018, we were ranked 11th, our highest to date and up from 30th in 2017. We also continue to give back to the communities we serve and call home. Our recently completed Warm Hearts Winter Drive raised over $220,000 and 6,500 winter clothing items for 58 homeless shelters across the Northwest.” Mr. Robbins continued, “The success of our Warm Hearts campaign would not have been possible without the tireless efforts of our employees and the generous donations and support we received from clients and community members.”
David Lawson, Columbia’s Executive Vice President and Chief Human Resources Officer, stated, “We recently announced that Lisa Dow has been appointed Executive Vice President and Chief Risk Officer. We are excited for Lisa to join our executive committee and look forward to leveraging her 35 years of banking experience well into the future.” Mr. Lawson continued, “The recent passage of tax reform legislation will allow us to improve the financial position for many of our nonexempt employees as well as enhance our community commitments. We are increasing our minimum wage to $15 per hour, investing additional funds to expand our training programs, and making a contribution to our foundation for employee directed giving.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.22 per common share on February 21, 2018 to shareholders of record as of the close of business on February 7, 2018.
Conference Call Information
Columbia’s management will discuss the fourth quarter and full-year 2017 financial results on a conference call scheduled for Thursday, January 25, 2018 at 1:00 p.m. Pacific Time (4:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsystemincao~9288084
The conference call can also be accessed on Thursday, January 25, 2018 at 1:00 p.m. Pacific Time (4:00 p.m. ET) by calling 888-286-8956; Conference ID code #9288084.
A replay of the call can be accessed beginning Friday, January 26, 2018 using the site:
https://engage.vevent.com/rt/columbiabankingsystemincao~9288084

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked eleventh on the 2018 Forbes annual list of America’s Best Banks.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions, including the acquisition of Pacific Continental, may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Clint E. Stein,
Executive Vice President and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended						Twelve Months Ended
Unaudited	December 31,		September 30,		December 31,		December 31,	December 31,
	2017		2017		2016		2017	2016
Earnings	(dollars in thousands except per share amounts)
Net interest income	$106,224		$88,929		$85,737		$367,989	$333,619
Provision (recapture) for loan and lease losses	$3,327		$(648)		$18		$8,631	$10,778
Noninterest income	$23,581		$37,067		$22,330		$109,642	$88,082
Noninterest expense	$85,627		$67,537		$65,014		$291,017	$261,142
Acquisition-related expense (included in noninterest expense)	$13,638		$1,171		$291		$17,196	$2,727
Net income	$15,728		$40,769		$30,718		$112,828	$104,866
Per Common Share
Earnings (basic)	$0.23		$0.70		$0.53		$1.86	$1.81
Earnings (diluted)	$0.23		$0.70		$0.53		$1.86	$1.81
Book value	$26.70		$22.76		$21.52		$26.70	$21.52
Averages
Total assets	$11,751,049		$9,695,005		$9,568,214		$10,134,306	$9,311,621
Interest-earning assets	$10,453,097		$8,750,561		$8,612,498		$9,098,276	$8,363,309
Loans	$7,749,420		$6,441,537		$6,200,506		$6,682,259	$6,052,389
Securities, including Federal Home Loan Bank stock	$2,539,321		$2,236,235		$2,314,521		$2,350,844	$2,269,121
Deposits	$9,804,456		$8,187,337		$8,105,522		$8,482,350	$7,774,309
Interest-bearing deposits	$5,033,980		$4,200,580		$4,151,695		$4,371,121	$4,070,401
Interest-bearing liabilities	$5,127,100		$4,285,936		$4,222,820		$4,512,727	$4,227,096
Noninterest-bearing deposits	$4,770,476		$3,986,757		$3,953,827		$4,111,229	$3,703,908
Shareholders' equity	$1,754,745		$1,323,794		$1,274,388		$1,410,056	$1,269,801
Financial Ratios
Return on average assets	0.54%		1.68%		1.28%		1.11%	1.13%
Return on average common equity	3.59%		12.32%		9.65%		8.00%	8.26%
Average equity to average assets	14.93%		13.65%		13.32%		13.91%	13.64%
Net interest margin (tax equivalent)	4.20%		4.20%		4.11%		4.18%	4.12%
Efficiency ratio (tax equivalent) (1)	63.93%		52.09%		58.35%		59.07%	60.04%
Operating efficiency ratio (tax equivalent) (2)	52.24%		56.47%		58.10%		56.06%	59.21%
Noninterest expense ratio	2.91%		2.79%		2.72%		2.87%	2.80%
Core noninterest expense ratio (2)	2.45%		2.73%		2.68%		2.67%	2.77%

	December 31,		September 30,		December 31,
Period end	2017		2017		2016
Total assets	$12,716,886		$9,814,578		$9,509,607
Loans, net of unearned income	$8,358,657		$6,512,006		$6,213,423
Allowance for loan and lease losses	$75,646		$71,616		$70,043
Securities, including Federal Home Loan Bank stock	$2,753,271		$2,218,113		$2,288,817
Deposits	$10,532,085		$8,341,717		$8,059,415
Core deposits	$10,039,557		$7,999,499		$7,749,568
Shareholders' equity	$1,949,922		$1,328,428		$1,251,012
Nonperforming assets
Nonaccrual loans	$66,189		$40,317		$27,756
Other real estate owned ("OREO") and other personal property owned ("OPPO")	13,298		3,682		5,998
Total nonperforming assets	$79,487		$43,999		$33,754
Nonperforming loans to period-end loans	0.79%		0.62%		0.45%
Nonperforming assets to period-end assets	0.63%		0.45%		0.35%
Allowance for loan and lease losses to period-end loans	0.91%		1.10%		1.13%
Net loan charge-offs (recoveries)	$(703)	(3)	$720	(4)	$239	(5)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) and core noninterest expense ratio are non-GAAP financial measures. See section titled "Non-GAAP Financial Measures" on the last two pages of this earnings release for the reconciliations of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent) and the reconciliation of the noninterest expense ratio to the core noninterest expense ratio.

(3) For the three months ended December 31, 2017.
(4) For the three months ended September 30, 2017.
(5) For the three months ended December 31, 2016.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(dollars in thousands except per share)
Earnings
Net interest income	$106,224	$88,929	$86,161	$86,675	$85,737
Provision (recapture) for loan and lease losses	$3,327	$(648)	$3,177	$2,775	$18
Noninterest income	$23,581	$37,067	$24,135	$24,859	$22,330
Noninterest expense	$85,627	$67,537	$68,867	$68,986	$65,014
Acquisition-related expense (included in noninterest expense)	$13,638	$1,171	$1,023	$1,364	$291
Net income	$15,728	$40,769	$27,132	$29,199	$30,718
Per Common Share
Earnings (basic)	$0.23	$0.70	$0.47	$0.50	$0.53
Earnings (diluted)	$0.23	$0.70	$0.47	$0.50	$0.53
Book value	$26.70	$22.76	$22.23	$21.86	$21.52
Averages
Total assets	$11,751,049	$9,695,005	$9,597,274	$9,473,698	$9,568,214
Interest-earning assets	$10,453,097	$8,750,561	$8,651,735	$8,520,291	$8,612,498
Loans	$7,749,420	$6,441,537	$6,325,462	$6,198,215	$6,200,506
Securities, including Federal Home Loan Bank stock	$2,539,321	$2,236,235	$2,316,077	$2,310,490	$2,314,521
Deposits	$9,804,456	$8,187,337	$7,965,868	$7,954,653	$8,105,522
Interest-bearing deposits	$5,033,980	$4,200,580	$4,123,135	$4,118,604	$4,151,695
Interest-bearing liabilities	$5,127,100	$4,285,936	$4,367,216	$4,263,660	$4,222,820
Noninterest-bearing deposits	$4,770,476	$3,986,757	$3,842,733	$3,836,049	$3,953,827
Shareholders' equity	$1,754,745	$1,323,794	$1,295,564	$1,261,652	$1,274,388
Financial Ratios
Return on average assets	0.54%	1.68%	1.13%	1.23%	1.28%
Return on average common equity	3.59%	12.32%	8.38%	9.26%	9.65%
Average equity to average assets	14.93%	13.65%	13.50%	13.32%	13.32%
Net interest margin (tax equivalent)	4.20%	4.20%	4.12%	4.20%	4.11%
Period end
Total assets	$12,716,886	$9,814,578	$9,685,110	$9,527,272	$9,509,607
Loans, net of unearned income	$8,358,657	$6,512,006	$6,423,074	$6,228,136	$6,213,423
Allowance for loan and lease losses	$75,646	$71,616	$72,984	$71,021	$70,043
Securities, including Federal Home Loan Bank stock	$2,753,271	$2,218,113	$2,280,996	$2,341,959	$2,288,817
Deposits	$10,532,085	$8,341,717	$8,072,464	$8,088,827	$8,059,415
Core deposits	$10,039,557	$7,999,499	$7,721,766	$7,794,590	$7,749,568
Shareholders' equity	$1,949,922	$1,328,428	$1,297,314	$1,275,343	$1,251,012
Nonperforming assets
Nonaccrual loans	$66,189	$40,317	$36,824	$25,547	$27,756
OREO and OPPO	13,298	3,682	4,058	4,519	5,998
Total nonperforming assets	$79,487	$43,999	$40,882	$30,066	$33,754
Nonperforming loans to period-end loans	0.79%	0.62%	0.57%	0.41%	0.45%
Nonperforming assets to period-end assets	0.63%	0.45%	0.42%	0.32%	0.35%
Allowance for loan and lease losses to period-end loans	0.91%	1.10%	1.14%	1.14%	1.13%
Net loan charge-offs (recoveries)	$(703)	$720	$1,214	$1,797	$239

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,377,324	$2,735,206	$2,704,468	$2,559,247	$2,551,054
Real estate:
One-to-four family residential	188,396	176,487	173,150	172,581	170,331
Commercial and multifamily residential	3,825,739	2,825,794	2,787,560	2,783,433	2,719,830
Total real estate	4,014,135	3,002,281	2,960,710	2,956,014	2,890,161
Real estate construction:
One-to-four family residential	200,518	145,419	139,956	115,219	121,887
Commercial and multifamily residential	371,931	213,939	195,565	172,896	209,118
Total real estate construction	572,449	359,358	335,521	288,115	331,005
Consumer	334,190	323,913	323,187	318,069	329,261
Purchased credit impaired	112,670	120,477	129,853	138,903	145,660
Subtotal loans	8,410,768	6,541,235	6,453,739	6,260,348	6,247,141
Less: Net unearned income	(52,111)	(29,229)	(30,665)	(32,212)	(33,718)
Loans, net of unearned income	8,358,657	6,512,006	6,423,074	6,228,136	6,213,423
Less: Allowance for loan and lease losses	(75,646)	(71,616)	(72,984)	(71,021)	(70,043)
Total loans, net	8,283,011	6,440,390	6,350,090	6,157,115	6,143,380
Loans held for sale	$5,766	$7,802	$6,918	$3,245	$5,846

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Portfolio Composition - Percentages	2017	2017	2017	2017	2016
Commercial business	40.4%	42.0%	42.1%	41.1%	41.1%
Real estate:
One-to-four family residential	2.3%	2.7%	2.7%	2.8%	2.7%
Commercial and multifamily residential	45.8%	43.3%	43.5%	44.7%	43.7%
Total real estate	48.1%	46.0%	46.2%	47.5%	46.4%
Real estate construction:
One-to-four family residential	2.4%	2.2%	2.2%	1.8%	2.0%
Commercial and multifamily residential	4.4%	3.3%	3.0%	2.8%	3.4%
Total real estate construction	6.8%	5.5%	5.2%	4.6%	5.4%
Consumer	4.0%	5.0%	5.0%	5.1%	5.3%
Purchased credit impaired	1.3%	1.9%	2.0%	2.2%	2.3%
Subtotal loans	100.6%	100.4%	100.5%	100.5%	100.5%
Less: Net unearned income	(0.6)%	(0.4)%	(0.5)%	(0.5)%	(0.5)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$5,081,901	$4,119,950	$3,905,652	$3,958,106	$3,944,495
Interest bearing demand	1,265,212	1,009,378	988,532	985,954	985,293
Money market	2,543,712	1,821,262	1,787,101	1,798,034	1,791,283
Savings	861,941	772,858	756,825	759,002	723,667
Certificates of deposit, less than $250,000	286,791	276,051	283,656	293,494	304,830
Total core deposits	10,039,557	7,999,499	7,721,766	7,794,590	7,749,568

Certificates of deposit, $250,000 or more	100,399	84,105	81,861	74,460	79,424
Certificates of deposit insured by CDARS®	25,374	20,690	19,276	20,994	22,039
Other brokered certificates of deposit	78,481	—	—	—	—
Brokered money market accounts	289,031	237,421	249,554	198,768	208,348
Subtotal	10,532,842	8,341,715	8,072,457	8,088,812	8,059,379
Premium (discount) resulting from acquisition date fair value adjustment	(757)	2	7	15	36
Total deposits	$10,532,085	$8,341,717	$8,072,464	$8,088,827	$8,059,415

	December 31,	September 30,	June 30,	March 31,	December 31,
Deposit Composition - Percentages	2017	2017	2017	2017	2016
Core deposits:
Demand and other non-interest bearing	48.2%	49.4%	48.4%	48.9%	48.9%
Interest bearing demand	12.0%	12.1%	12.2%	12.2%	12.2%
Money market	24.2%	21.8%	22.1%	22.2%	22.2%
Savings	8.2%	9.3%	9.4%	9.4%	9.0%
Certificates of deposit, less than $250,000	2.7%	3.3%	3.5%	3.6%	3.8%
Total core deposits	95.3%	95.9%	95.6%	96.3%	96.1%

Certificates of deposit, $250,000 or more	1.0%	1.0%	1.0%	0.9%	1.0%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.3%	0.3%
Other brokered certificates of deposit	0.7%	—%	—%	—%	—%
Brokered money market accounts	2.8%	2.9%	3.2%	2.5%	2.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
	(in thousands except per share)
Interest Income
Loans	$95,889	$78,641	$74,542	$324,229	$291,465
Taxable securities	9,487	8,718	9,333	38,659	35,167
Tax-exempt securities	2,920	2,718	2,724	11,045	11,121
Deposits in banks	545	226	135	813	216
Total interest income	108,841	90,303	86,734	374,746	337,969
Interest Expense
Deposits	2,022	1,083	782	4,800	3,134
Federal Home Loan Bank advances	99	163	77	1,078	671
Subordinated debentures	304	—	—	304	—
Other borrowings	192	128	138	575	545
Total interest expense	2,617	1,374	997	6,757	4,350
Net Interest Income	106,224	88,929	85,737	367,989	333,619
Provision (recapture) for loan and lease losses	3,327	(648)	18	8,631	10,778
Net interest income after provision (recapture) for loan and lease losses	102,897	89,577	85,719	359,358	322,841
Noninterest Income
Deposit account and treasury management fees	8,013	7,685	7,196	30,381	28,500
Card revenue	6,967	6,735	5,803	25,627	23,620
Financial services and trust revenue	2,958	2,645	2,919	11,478	11,266
Loan revenue	2,663	3,154	2,954	12,399	10,967
Merchant processing revenue	—	—	2,006	4,283	8,732
Bank owned life insurance	1,377	1,290	1,087	5,380	4,546
Investment securities gains (losses), net	(11)	—	7	(11)	1,181
Change in FDIC loss-sharing asset	—	—	(388)	(447)	(2,585)
Gain on sale of merchant card services portfolio	—	14,000	—	14,000	—
Other	1,614	1,558	746	6,552	1,855
Total noninterest income	23,581	37,067	22,330	109,642	88,082
Noninterest Expense
Compensation and employee benefits	50,473	39,983	38,196	169,674	150,282
Occupancy	9,554	8,085	7,690	32,407	33,734
Merchant processing expense	—	—	1,018	2,196	4,330
Advertising and promotion	1,543	969	720	4,466	4,598
Data processing	5,134	4,122	4,138	18,205	16,488
Legal and professional fees	5,955	2,880	2,523	15,151	7,889
Taxes, licenses and fees	1,279	1,505	1,106	4,773	5,185
Regulatory premiums	884	782	792	3,183	3,777
Net cost of operation of other real estate owned	46	271	612	468	551
Amortization of intangibles	2,547	1,188	1,420	6,333	5,946
Other	8,212	7,752	6,799	34,161	28,362
Total noninterest expense	85,627	67,537	65,014	291,017	261,142
Income before income taxes	40,851	59,107	43,035	177,983	149,781
Provision for income taxes	25,123	18,338	12,317	65,155	44,915
Net Income	$15,728	$40,769	$30,718	$112,828	$104,866
Earnings per common share
Basic	$0.23	$0.70	$0.53	$1.86	$1.81
Diluted	$0.23	$0.70	$0.53	$1.86	$1.81
Dividends paid per common share - regular	$0.22	$0.22	$0.20	$0.88	$0.77
Dividends paid per common share - special	$—	$—	$0.19	$—	$0.76
Dividends paid per common share - total	$0.22	$0.22	$0.39	$0.88	$1.53
Weighted average number of common shares outstanding	67,120	57,566	57,220	59,882	57,184
Weighted average number of diluted common shares outstanding	67,125	57,571	57,229	59,888	57,193

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				December 31,	September 30,	December 31,
				2017	2017	2016
				(in thousands)
ASSETS
Cash and due from banks				$244,615	$186,116	$193,038
Interest-earning deposits with banks				97,918	136,578	31,200
Total cash and cash equivalents				342,533	322,694	224,238
Securities available for sale at fair value (amortized cost of $2,768,605, $2,215,335 and $2,299,037, respectively)				2,742,831	2,207,873	2,278,577
Federal Home Loan Bank stock at cost				10,440	10,240	10,240
Loans held for sale				5,766	7,802	5,846
Loans, net of unearned income of ($52,111), ($29,229) and ($33,718), respectively				8,358,657	6,512,006	6,213,423
Less: allowance for loan and lease losses				75,646	71,616	70,043
Loans, net				8,283,011	6,440,390	6,143,380
FDIC loss-sharing asset				—	—	3,535
Interest receivable				40,881	36,163	30,074
Premises and equipment, net				169,490	143,351	150,342
Other real estate owned				13,298	3,682	5,998
Goodwill				765,842	382,762	382,762
Other intangible assets, net				58,173	13,845	17,631
Other assets				284,621	245,776	256,984
Total assets				$12,716,886	$9,814,578	$9,509,607
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing				$5,081,901	$4,119,950	$3,944,495
Interest-bearing				5,450,184	4,221,767	4,114,920
Total deposits				10,532,085	8,341,717	8,059,415
Federal Home Loan Bank advances				11,579	6,465	6,493
Securities sold under agreements to repurchase				79,059	40,933	80,822
Subordinated debentures				35,647	—	—
Junior subordinated debentures				8,248	—	—
Other liabilities				100,346	97,035	111,865
Total liabilities				10,766,964	8,486,150	8,258,595
Commitments and contingent liabilities
	December 31,	September 30,	December 31,
	2017	2017	2016
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000	2,000
Issued and outstanding	—	—	9	—	—	2,217
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued and outstanding	73,020	58,376	58,042	1,634,705	1,003,887	995,837
Retained earnings				333,360	330,474	271,957
Accumulated other comprehensive loss				(18,143)	(5,933)	(18,999)
Total shareholders' equity				1,949,922	1,328,428	1,251,012
Total liabilities and shareholders' equity				$12,716,886	$9,814,578	$9,509,607

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$7,749,420	$97,720	5.04%	$6,200,506	$75,838	4.89%
Taxable securities	2,035,788	9,487	1.86%	1,853,788	9,333	2.01%
Tax exempt securities (2)	503,533	4,492	3.57%	460,733	4,191	3.64%
Interest-earning deposits with banks	164,356	545	1.33%	97,471	135	0.55%
Total interest-earning assets	10,453,097	$112,244	4.30%	8,612,498	$89,497	4.16%
Other earning assets	202,246			162,591
Noninterest-earning assets	1,095,706			793,125
Total assets	$11,751,049			$9,568,214
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$457,285	$374	0.33%	$410,372	$114	0.11%
Savings accounts	835,952	39	0.02%	720,453	18	0.01%
Interest-bearing demand	1,168,496	376	0.13%	969,104	154	0.06%
Money market accounts	2,572,247	1,233	0.19%	2,051,766	496	0.10%
Total interest-bearing deposits	5,033,980	2,022	0.16%	4,151,695	782	0.08%
Federal Home Loan Bank advances	9,817	99	4.03%	10,128	77	3.04%
Subordinated debentures	23,427	304	5.19%	—	—	—%
Other borrowings	59,876	192	1.28%	60,997	138	0.90%
Total interest-bearing liabilities	5,127,100	$2,617	0.20%	4,222,820	$997	0.09%
Noninterest-bearing deposits	4,770,476			3,953,827
Other noninterest-bearing liabilities	98,728			117,179
Shareholders’ equity	1,754,745			1,274,388
Total liabilities & shareholders’ equity	$11,751,049			$9,568,214
Net interest income (tax equivalent)		$109,627			$88,500
Net interest margin (tax equivalent)			4.20%			4.11%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.9 million and $1.7 million for the three month periods ended December 31, 2017 and December 31, 2016, respectively. The incremental accretion on acquired loans was $2.7 million and $4.3 million for the three months ended December 31, 2017 and 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.8 million and $1.3 million for the three months ended December 31, 2017 and 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.6 million and $1.5 million for the three month periods ended December 31, 2017 and 2016, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$7,749,420	$97,720	5.04%	$6,441,537	$80,136	4.98%
Taxable securities	2,035,788	9,487	1.86%	1,784,407	8,718	1.95%
Tax exempt securities (2)	503,533	4,492	3.57%	451,828	4,181	3.70%
Interest-earning deposits with banks	164,356	545	1.33%	72,789	226	1.24%
Total interest-earning assets	10,453,097	$112,244	4.30%	8,750,561	$93,261	4.26%
Other earning assets	202,246			173,611
Noninterest-earning assets	1,095,706			770,833
Total assets	$11,751,049			$9,695,005
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$457,285	$374	0.33%	$382,299	$92	0.10%
Savings accounts	835,952	39	0.02%	766,540	19	0.01%
Interest-bearing demand	1,168,496	376	0.13%	1,000,079	223	0.09%
Money market accounts	2,572,247	1,233	0.19%	2,051,662	749	0.15%
Total interest-bearing deposits	5,033,980	2,022	0.16%	4,200,580	1,083	0.10%
Federal Home Loan Bank advances	9,817	99	4.03%	33,687	163	1.94%
Subordinated debentures	23,427	304	5.19%	—	—	—%
Other borrowings	59,876	192	1.28%	51,669	128	0.99%
Total interest-bearing liabilities	5,127,100	$2,617	0.20%	4,285,936	$1,374	0.13%
Noninterest-bearing deposits	4,770,476			3,986,757
Other noninterest-bearing liabilities	98,728			98,518
Shareholders’ equity	1,754,745			1,323,794
Total liabilities & shareholders’ equity	$11,751,049			$9,695,005
Net interest income (tax equivalent)		$109,627			$91,887
Net interest margin (tax equivalent)			4.20%			4.20%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.9 million and $1.8 million for the three month periods ended December 31, 2017 and September 30, 2017, respectively. The incremental accretion on acquired loans was $2.7 million and $2.9 million for the three months ended December 31, 2017 and September 30, 2017, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.8 million and $1.5 million for the three months ended December 31, 2017 and September 30, 2017, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.6 million and $1.5 million for the three month periods ended December 31, 2017 and September 30, 2017, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2017			2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,682,259	$330,400	4.94%	$6,052,389	$296,283	4.90%
Taxable securities	1,886,128	38,659	2.05%	1,804,004	35,167	1.95%
Tax exempt securities (2)	464,716	16,992	3.66%	465,117	17,109	3.68%
Interest-earning deposits with banks	65,173	813	1.25%	41,799	216	0.52%
Total interest-earning assets	9,098,276	$386,864	4.25%	8,363,309	$348,775	4.17%
Other earning assets	181,792			156,871
Noninterest-earning assets	854,238			791,441
Total assets	$10,134,306			$9,311,621
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$406,406	$656	0.16%	$426,296	$522	0.12%
Savings accounts	774,340	96	0.01%	698,687	71	0.01%
Interest-bearing demand	1,031,719	950	0.09%	952,135	695	0.07%
Money market accounts	2,158,656	3,098	0.14%	1,993,283	1,846	0.09%
Total interest-bearing deposits	4,371,121	4,800	0.11%	4,070,401	3,134	0.08%
Federal Home Loan Bank advances	79,788	1,078	1.35%	79,673	671	0.84%
Subordinated debentures	5,905	304	5.15%	—	—	—%
Other borrowings	55,913	575	1.03%	77,022	545	0.71%
Total interest-bearing liabilities	4,512,727	$6,757	0.15%	4,227,096	$4,350	0.10%
Noninterest-bearing deposits	4,111,229			3,703,908
Other noninterest-bearing liabilities	100,294			110,816
Shareholders’ equity	1,410,056			1,269,801
Total liabilities & shareholders’ equity	$10,134,306			$9,311,621
Net interest income (tax equivalent)		$380,107			$344,425
Net interest margin (tax equivalent)			4.18%			4.12%

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $7.1 million and $5.3 million for the twelve months ended December 31, 2017 and 2016, respectively. The incremental accretion on acquired loans was $12.8 million and $18.0 million for the twelve months ended December 31, 2017 and 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $6.2 million and $4.8 million for the twelve months ended December 31, 2017 and 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $5.9 million and $6.0 million for the twelve months ended December 31, 2017 and 2016, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$109,627	$91,887	$88,500	$380,107	$344,425
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(265)	(972)	(1,199)	(4,107)	(5,972)
Incremental accretion income on other acquired loans	(2,482)	(1,903)	(3,087)	(8,689)	(11,983)
Premium amortization on acquired securities	1,978	1,527	1,348	6,636	7,738
Correction of immaterial error - securities premium amortization	1,771	—	—	1,771	—
Interest reversals on nonaccrual loans	443	311	246	1,766	1,072
Operating net interest income (tax equivalent) (1)	$111,072	$90,850	$85,808	$377,484	$335,280
Average interest earning assets	$10,453,097	$8,750,561	$8,612,498	$9,098,276	$8,363,309
Net interest margin (tax equivalent) (1)	4.20%	4.20%	4.11%	4.18%	4.12%
Operating net interest margin (tax equivalent) (1)	4.25%	4.15%	3.99%	4.15%	4.01%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$85,627	$67,537	$65,014	$291,017	$261,142
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(13,638)	(1,171)	(291)	(17,196)	(2,727)
Net benefit (cost) of operation of OREO and OPPO	(46)	(271)	(612)	(466)	(544)
FDIC clawback liability recovery (expense)	—	—	28	54	(280)
Loss on asset disposals	(56)	—	(7)	(70)	(205)
Termination of FDIC loss share agreements charge	—	—	—	(2,409)	—
State of Washington Business and Occupation ("B&O") taxes	(1,167)	(1,394)	(995)	(4,326)	(4,752)
Operating noninterest expense (numerator B)	$70,720	$64,701	$63,137	$266,604	$252,634

Net interest income (tax equivalent) (1)	$109,627	$91,887	$88,500	$380,107	$344,425
Noninterest income	23,581	37,067	22,330	109,642	88,082
Bank owned life insurance tax equivalent adjustment	741	695	586	2,897	2,448
Total revenue (tax equivalent) (denominator A)	$133,949	$129,649	$111,416	$492,646	$434,955

Operating net interest income (tax equivalent) (1)	$111,072	$90,850	$85,808	$377,484	$335,280
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	11	—	(7)	11	(1,181)
Gain on asset disposals	(34)	(38)	(52)	(357)	(124)
Mortgage loan repurchase liability adjustment	—	—	(391)	(573)	(391)
Change in FDIC loss-sharing asset	—	—	388	447	2,585
Gain on sale of merchant card services portfolio	—	(14,000)	—	(14,000)	—
Operating noninterest income (tax equivalent)	24,299	23,724	22,854	98,067	91,419
Total operating revenue (tax equivalent) (denominator B)	$135,371	$114,574	$108,662	$475,551	$426,699
Efficiency ratio (tax equivalent) (numerator A/denominator A)	63.93%	52.09%	58.35%	59.07%	60.04%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	52.24%	56.47%	58.10%	56.06%	59.21%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $3.4 million, $3.0 million and $2.8 million for the three month periods ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively; and $12.1 million and $10.8 million for the twelve month periods ended December 31, 2017 and December 31, 2016, respectively.

Non-GAAP Financial Measures - Continued
The Company also considers its core net interest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core net interest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core net interest expense ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$85,627	$67,537	$65,014	$291,017	$261,142
Adjustments to arrive at core noninterest expense:
FDIC clawback liability recovery (expense)	—	—	28	54	(280)
Acquisition-related expenses	(13,638)	(1,171)	(291)	(17,196)	(2,727)
Net cost of operation of OREO and OPPO	(46)	(271)	(612)	(466)	(544)
Termination of FDIC loss share agreements charge	—	—	—	(2,409)	—
Core noninterest expense (numerator B)	$71,943	$66,095	$64,139	$271,000	$257,591
Average assets (denominator)	$11,751,049	$9,695,005	$9,568,214	$10,134,306	$9,311,621
Noninterest expense ratio (numerator A/denominator)	2.91%	2.79%	2.72%	2.87%	2.80%
Core noninterest expense ratio (numerator B/denominator)	2.45%	2.73%	2.68%	2.67%	2.77%